UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2019

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director

By letters dated August 14, 2019 (each, a “Letter”), Randall S. Wade and Jason H. Downie each provided notice to Southcross Energy Partners GP, LLC’s board of directors (the “Partnership GP Board”) of their respective decisions to resign from the Partnership GP Board effective as of the date of each Letter. Mr. Wade was not a member of any committees of the Partnership GP Board and is the Chief Operating Officer of EIG Global Energy Partners, LLC, which indirectly owns approximately one-third of Southcross Holdings LP (“Holdings”). Mr. Downie was a member of the Compensation Committee of the Partnership GP Board and is the Co-Founder and Managing Partner of Tailwater Capital LLC, which also indirectly owns approximately one-third of Holdings. The Letters informed the Partnership GP Board that Mr. Wade’s and Mr. Downie’s decisions to resign were made in light of Southcross Energy Partners, L.P.’s pending litigations against Southcross Holdings Borrower, L.P., an affiliate of Holdings.
Copies of the Letters are attached hereto as Exhibit 17.1 and Exhibit 17.2, respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
17.1	Resignation Letter of Randall S. Wade from the Board of Directors of Southcross Energy Partners GP, LLC dated as of August 14, 2019.
17.2	Resignation Letter of Jason H. Downie from the Board of Directors of Southcross Energy Partners GP, LLC dated as of August 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southcross Energy Partners, L.P.
	By:	Southcross Energy Partners GP, LLC, its general partner

Dated: August 19, 2019	By:	/s/ Kelly J. Jameson
Name: Kelly J. Jameson
Title: Senior Vice President, General Counsel and Secretary